Exhibit 10.1

THIRD AMENDMENT TO THE

PRODUCT SUPPLY AND DEVELOPMENT AGREEMENT

This THIRD AMENDMENT TO THE PRODUCT SUPPLY AND

DEVELOPMENT AGREEMENT ("Amendment"), effective as of September 15, 2017 (the "Effective Date"), is by and between EaglePicher Medical Power LLC ("EPMP LLC"), a Delaware Corporation having an address of "C"and Porter Streets, Joplin, MO 64801 and Nevro Corp. ("Buyer"), a Delaware Corporation, having its principal place of business at 1800 Bridge Parkway, Redwood City, CA 94065 .

WHEREAS, EPMP and Buyer entered into a Product Supply and Development Agreement dated April 5, 2009 ("Agreement ") by which Buyer contracted EPMP to develop and manufacture batteries for proprietary medical implantable devices; and subsequently entered into a First Amendment and Second Amendment, dated March 1, 2015 and October 23, 2015, respectively.

WHEREAS, EPMP and Buyer wish to continue their relationship and modify a portions of the Agreement;

NOW, THEREFORE, EPMP LLC and Buyer hereby amend the agreement as follows: Sections 13.1 shall be deleted in its entirety and replaced with the following section:

13.1	TERM

This Agreement shall commence on the Effective Date and have an initial term ending on December 31, 2019 (the “Term”).  After the Term, this Agreement will automatically renew for a period of one year unless a Party notifies the other Party in writing of its intent to terminate the Agreement at least six months prior to the end of the renewal term.

All other clauses of the Agreement and the respective Amendments remain unchanged and in full force and effect.

.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives.

EAGLEPICHER MEDICAL POWER LLC

By:	/s/ David Miel
Name: David Miel
Title: Vice President & General Manager
Date: 19 Sept 2017

NEVRO CORP.

By:	/s/ Andrew Galligan
Name: Andrew Galligan
Title: CFO, V.P. Finance
Date: 9/19/2017